Exhibit 99.4

Xometry, Inc

Unaudited Pro Forma Condensed Consolidated Financial Information

On December 7, 2021, Xometry, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Thomas Publishing Company, a New York corporation (“Thomas”), NAASOM Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Shareholder Representative Services LLC, as the shareholders’ representative thereunder. Pursuant to the Merger Agreement, Merger Sub will be merged with and into Thomas, with Thomas continuing as the surviving company and becoming a wholly owned subsidiary of the Company (the “Acquisition”).

The aggregate consideration payable in exchange for all of the outstanding equity interests of Thomas is $300 million subject to customary adjustments as set forth in the Merger Agreement, payable in cash and shares of the Company’s Class A common stock. The Company expects to pay approximately $198.5 million of cash and to issue approximately 2,073,422 shares of the Company’s Class A common stock to holders of Thomas shares. Holders of Thomas shares that are not accredited investors will receive all-cash consideration.

The following unaudited pro forma condensed combined financial information and related notes present our historical combined financial statements and Thomas’ historical consolidated financial statements, after giving effect to the Merger. The unaudited pro forma condensed combined financial information gives effect to our acquisition of Thomas based on the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial information.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 combines the historical consolidated balance sheets of the Company and Thomas, giving effect to the acquisition of Thomas as if it had been completed on September 30, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combine the historical consolidated statements of operations of the Company for the year ended December 31, 2020 and the historical consolidated statements of operations of Thomas for the year ended September 30, 2020, as if the acquisition had been completed on October 1, 2019, the beginning of the earliest period presented. The unaudited pro forma condensed combined statement of operations for the nine-month period ended September 30, 2021 is presented as if the acquisition had occurred on January 1, 2021, the beginning of the earliest period presented. The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to reflect the accounting for the transaction under accounting principles generally accepted in the United States of America.

The determination and preliminary allocation of the purchase consideration used in the unaudited pro forma condensed combined financial information are based upon preliminary estimates, which are subject to change during the measurement period (up to one year from the Acquisition Date). In addition, the estimated fair value of the assets acquired and liabilities assumed is also subject to change pending final analysis by the Company. The differences between this preliminary allocation and our final allocation could be material. The Company will finalize the purchase price allocation as soon as practicable within the measurement period, but in no event later than one year following the Acquisition Date.

The unaudited pro forma condensed combined financial information and the accompanying notes are presented for informational purposes only. Such information is not necessarily indicative of the operating results or financial position that actually would have been achieved if the Merger had been consummated on the dates indicated or that the combined company may achieve in future periods. The unaudited pro forma combined financial information does not reflect any revenue synergies, operating efficiencies or cost savings that we may achieve.

The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with:

•	The accompanying notes to the unaudited condensed combined pro forma financial statements;

•

Our audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2020, included in our Registration Statement on Form S-1, filed with the Securities and Exchange Commission (“SEC”) on June 4, 2021;

•

Our unaudited condensed consolidated interim financial statements as of and for the nine months ended September 30, 2021, included in our quarterly report on Form 10-Q for the quarter ended September 30, 2021, filed with the SEC on November 11, 2021; and

•	Thomas’ audited financial statements and accompanying notes as of and for the years ended September 30, 2021 and 2020, included in Exhibit 99.3.

Accounting Periods Presented

Thomas’ historical fiscal year ends on September 30 and, for purposes of the unaudited pro forma condensed combined financial information, its historical results have been combined with our December 31 fiscal year end:

•	The unaudited pro forma condensed combined balance sheet as of September 30, 2021 combines our historical results as of September 30, 2021 and Thomas’ historical results as of September 30, 2021;

•

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021, combines our historical results for the nine months ended September 30, 2021, and Thomas’ historical results for the nine months ended September 30, 2021; and

•

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020, combines our historical results for the year ended December 31, 2020, and Thomas’ historical results for the year ended September 30, 2020.

XOMETRY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2021

	Xometry, Inc. Unaudited	Thomas	Transaction Accounting Adjustments		Xometry, Inc. Pro Forma Combined
				Notes
Assets
Current assets:
Cash and cash equivalents	$57,778	$2,334	$(1,334)	(1)	$58,778
Short-term investments	—	633	—		633
Marketable securities	266,739	26,897	(225,397)	(1),(2)	68,239
Accounts receivable, less allowance for doubtful accounts	25,157	4,175	—		29,332
Notes receivable and accrued interest	—	89	(71)	(3)	18
Inventory	1,427	—	—		1,427
Advance payments to contractors, net of the allowance	—	1,482	—		1,482
Prepaid and deferred sales commissions	—	4,789	—		4,789
Prepaid expenses	4,988	1,405	—		6,393

Total current assets	356,089	41,804	(226,802)		171,091
Property and equipment, net	8,615	953	—		9,568
Operating and finance lease right-of-use assets	3,101	—	17,123	(4)	20,224
Other assets	204	1,316	249	(4)	1,769
Investment in joint venture	—	340	4,901	(5)	5,241
Intangible assets, net	1,455	—	77,520	(6)	78,975
Goodwill	833	—	213,816	(7)	214,649

Total assets	$370,297	$44,413	$86,807		$501,517

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,198	$1,449	$—		$6,647
Accrued expenses	17,487	3,454	7,000	(8)	27,941
Contract liabilities	3,379	4,059	—		7,438
Operating lease liabilities, current portion	1,108	—	4,044	(4)	5,152
Finance lease liabilities, current portion	5	—	14	(4)	19
Short-term debt	—	6,000	(6,000)	(9)	—

Total current liabilities	27,177	14,962	5,058		47,197
Loan payable	—	—	—		—
Deferred rent	—	1,854	(1,854)	(4)	—
Income taxes payable	—	1,516	—		1,516
Deferred income taxes	—	16	—		16
Operating and finance lease liabilities, net of current portion	2,197	—	15,168	(4)	17,365

Total liabilities	29,374	18,348	18,372		66,094

Commitments and contingencies
Stockholders’ equity
Preferred stock	—	140	(140)	(10)	—
Class A common stock	—	203	(203)	(10)	—
Class B common stock	—	41	(41)	(10)	—
Treasury stock	—	(720)	720	(10)	—
Additional paid-in capital	490,175	—	101,500	(11)	591,675
Accumulated other comprehensive (loss) income	186	54	(54)	(10)	186
Accumulated deficit	(149,438)	26,347	(33,347)	(8),(10)	(156,438)

Total stockholders’ equity	340,923	26,065	68,435		435,423

Total liabilities and stockholders’ equity	$370,297	$44,413	$86,807		$501,517

See the accompanying notes which are an integral part of the unaudited pro forma condensed combined financial statements

XOMETRY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2021

	Xometry, Inc. Unaudited	Thomas Unaudited	Transaction Accounting Adjustments	Notes	Xometry, Inc. Pro Forma Combined
Revenue	$151,238	$50,364	—		$201,602
Cost of revenue	115,033	7,484	—		122,517

Gross profit	36,205	42,880	—		79,085

Sales and marketing	26,250	17,827	3,923	(6)	48,000
Operations and support	15,594	8,147	—		23,741
Product development	12,131	3,520	90	(6)	15,741
General and administrative	18,343	14,447	588	(6)	33,378

Total operating expenses	72,318	43,941	4,601		120,860

Loss from operations	(36,113)	(1,061)	(4,601)		(41,775)
Other (expenses) income
Interest expense	(799)	(73)	73	(9),(12)	(799)
Interest and dividend income	457	152	—	(12)	609
Income from unconsolidated joint venture	—	640	—		640
Other (expenses) income, net	(1,021)	6,916	(2,478)	(13)	3,417

Total other expenses	(1,363)	7,635	(2,405)		3,867

(Loss) income before tax benefit	(37,476)	6,574	(7,006)		(37,908)
Income tax provision	—	(313)	—		(313)

Net loss	(37,476)	6,261	(7,006)		(38,221)

Net loss attributable to common stockholders	$(37,476)	$6,261	$(7,006)		$(38,221)

Net loss per share, basic and diluted	$(1.87)				$(1.72)

Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	20,092,600			(11)	22,166,022

See the accompanying notes which are an integral part of the unaudited pro forma condensed combined financial statements

XOMETRY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2020

	Xometry, Inc. For the year ended December 31, 2020	Thomas For the year ended September 30, 2020	Transaction Accounting Adjustments		Xometry, Inc. Pro Forma Combined
				Notes
Revenue	$141,406	$64,689	—		$206,095
Cost of revenue	108,120	8,607	—		116,727

Gross profit	33,286	56,082	—		89,368

Sales and marketing	22,567	21,044	5,230	(6)	48,841
Operations and support	14,111	9,770	—		23,881
Product development	12,186	4,900	120	(6)	17,206
General and administrative	12,046	19,713	627	(6)	32,386
Impairment of goodwill and intangible assets	1,592	—	—		1,592

Total operating expenses	62,502	55,427	5,977		123,906

(Loss) income from operations	(29,216)	655	(5,977)		(34,538)
Other (expenses) income
Interest expense, net	(1,089)	(125)	125	(9),(14)	(1,089)
Income from unconsolidated joint venture	—	324	—		324
Other (expenses) income, net	(780)	1,768	(1,839)	(15)	(851)

Total other (expense) income	(1,869)	1,967	(1,714)		(1,616)

(Loss) income before tax benefit	(31,085)	2,622	(7,691)		(36,154)
Income tax benefit	—	185	—		185

Net (loss) income	(31,085)	2,807	(7,691)		(35,969)
Deemed dividend to preferred stockholders	(8,801)	—	—		(8,801)

Net (loss) income attributable to common stockholders	$(39,886)	$2,807	$(7,691)		$(44,770)

Net loss per share, basic and diluted	$(5.32)				$(4.68)

Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	7,492,876			(11)	9,566,298

See the accompanying notes which are an integral part of the unaudited pro forma condensed combined financial statements

XOMETRY, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 combines the historical consolidated balance sheets of the Company and Thomas, giving effect to the acquisition of Thomas as if it had been completed on September 30, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combine the historical consolidated statements of operations of the Company for the year ended December 31, 2020 and the historical consolidated statements of operations of Thomas for the year ended September 30, 2020, as if the acquisition had been completed on October 1, 2019, the beginning of the earliest period presented. The unaudited pro forma condensed combined statement of operations for the nine-month period ended September 30, 2021 is presented as if the acquisition had occurred on January 1, 2021, the beginning of the earliest period presented. The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to reflect the accounting for the transaction under accounting principles generally accepted in the United States of America.

In this unaudited pro forma condensed combined financial information, we have accounted for the acquisition of Thomas using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 805, Business Combinations (ASC 805). In accordance with ASC 805, we use our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the Acquisition Date. Goodwill as of the Acquisition Date is measured as the excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired.

The unaudited pro forma condensed combined financial information contains estimated adjustments, based upon available information and certain assumptions Xometry believes are reasonable under the circumstances, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed from Thomas based on preliminary estimates of fair value. The final purchase consideration and allocation of the purchase consideration will be determined after final valuation procedures are performed and certain components of working capital including income taxes, are finalized and may differ from the estimates reflected in the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the combined company would have been had the acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

The unaudited pro forma condensed combined financial information does not reflect any revenue synergies, or cost savings or operating efficiencies, that could result from the acquisition. Upon the acquisition of Thomas, the Company plans to eliminate certain of Thomas’ executives and board of directors which will result in pretax savings of approximately $2.1 million for the nine months ended September 30, 2021 and $2.7 million for year ended December 31, 2020. These amounts are estimates and include forward looking information that is subject to the safe harbor protections of the Securities Act of 1934, and actual results could differ materially from our estimates.

For the period from October 1, 2020 to December 31, 2020, Thomas had revenue of $16.2 million and net income of $0.8 million.

Note 2. Preliminary Purchase Consideration and Related Allocation

On or about December 10, 2021, we expect to acquire Thomas, a leader in product sourcing, supplier selection and digital marketing solutions. The aggregate consideration payable in exchange for all of the outstanding equity interests of Thomas is $300 million subject to customary adjustments as set forth in the Merger Agreement, payable in cash and shares of the Company’s Class A common stock. The Company expects to pay approximately $198.5 million of cash and to issue approximately 2,073,422 shares of the Company’s Class A common stock to holders of Thomas shares.

The preliminary allocation of the purchase consideration and the estimated fair value of the assets acquired and liabilities assumed is subject to change pending final analysis by the Company. The differences between this preliminary allocation and our final allocation could be material. The Company will finalize the purchase price allocation as soon as practicable within the measurement period, but in no event later than one year following the Acquisition Date. The following table summarizes the preliminary allocation of purchase price to the estimated fair value of the assets acquired and liabilities assumed at the Acquisition Date (in thousands):

Cash	$198,500
Class A common stock	101,500

Total fair value of consideration transferred	$300,000

Recognized amount of assets and liabilities assumed:
Cash and cash equivalents	$1,000
Short term investments	633
Accounts receivable, net	4,175
Notes receivable and accrued interest	18
Advance payments to contractors, net of the allowance	1,482
Prepaid and deferred sales commissions	4,789
Prepaid expenses	1,405
Property and equipment, net	953
Operating and finance lease right-of-use assets	17,123
Intangible assets	77,520
Investment in joint ventures	5,241
Other assets	1,566
Accounts payable	(1,449)
Accrued expenses	(3,454)
Contract liabilities	(4,059)
Lease liabilities	(19,227)
Income taxes payable	(1,516)
Deferred income taxes	(16)

Total identifiable net assets assumed	86,184
Goodwill	213,816

Net purchase price	300,000

The estimated fair value of identifiable intangible assets are as follows:

Customer relationships	$69,300
Developed technology	600
Database	2,400
Trade names	1,300
In-place lease asset	3,920

Total identifiable intangible assets	$77,520

The excess of the purchase price over the tangible assets acquired, identifiable intangible assets acquired and assumed liabilities was recorded as goodwill. We believe the goodwill is attributable to expanded product offerings resulting from the integration of customer relationships and technology combined with our existing marketplace and increased opportunities to successfully integrate our platforms which we expect will provide an enhanced experience for both buyers and sellers. The acquired goodwill is not deductible for tax purposes.

Note 3. Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows (dollars in thousands):

1.	To reflect estimated cash acquired and to eliminate approximately $26.9 million of marketable securities which the Company will not acquire in connection with the acquisition.

2.	To record purchase consideration relating to the acquisition of Thomas including cash paid of $198.5 million, which was funded by the sale of marketable securities in the amount of $198.5 million.

3.	To record the acquired note receivable at its estimated fair value.

4.

To record operating and finance lease right-of-use assets of $17.1 million and related operating and finance lease liabilities of $4.1 million and $15.2 million, current portion and non-current portion, respectively, to eliminate historical non-current deferred rent of $1.9 million and to reclassify $0.2 million of deferred rent assets related to subleases to reflect the adoption of ASU 2016-02, Leases, (Topic 842), as amended (ASC 842). Finance lease right-of-use assets and lease liabilities are not material to the unaudited pro forma condensed combined balance sheet.

5.	To record the investment in the joint venture at its estimated fair value.

6.	To record the preliminary fair value of identifiable intangible assets acquired in connection with the acquisition and associated amortization expenses:

				Amortization Based on Preliminary Fair Value
				For the nine month period ended	For the year ended
		Estimated useful Life (in years)	Operating Expense Account	2021	2020
Customer relationships	$69,300	15	Sales and marketing	$3,465	$4,620
Developed technology	600	5	Product development	90	120
Database	2,400	5	Sales and marketing	360	480
Trade names	1,300	10	Sales and marketing	98	130
In-place lease asset	3,920	Remaining lease term	General and administrative	588	627

Total identifiable intangible assets	$77,520			$4,601	$5,977

7.	To record the preliminary fair value of goodwill of $213.8 million.

8.	To reflect the accrual of $7.0 million of estimated transaction costs in connection with the acquisition with corresponding adjustment to accumulated deficit.

9.	To record the elimination of a $6.0 million line of credit which will not be assumed by the Company.

10.	To eliminate Thomas’ historical preferred stock, Class A and Class B common stock, treasury stock, accumulated other comprehensive income and accumulated deficit.

11.	To reflect the issuance of 2,073,422 shares of the Company’s Class A common stock with a market value of $48.95 per share in connection with the acquisition.

12.

To reclassify and eliminate approximately $0.1 million of interest expense associated with the line of credit that the Company will not assume in connection with the Thomas acquisition. We reclassified $0.2 million interest and dividend income to conform with the Company’s presentation.

13.	To eliminate $2.5 million of gains related to marketable securities that Xometry will not assume in connection with the Thomas acquisition.

14.	To reclassify and eliminate approximately $0.1 million of interest expense associated with the line of credit that the Company will not assume in connection with the Thomas acquisition.

15.	To eliminate $1.8 million of gains related to marketable securities that Xometry will not assume in connection with the Thomas acquisition.